CALCULATION OF REGISTRATION FEE

		Amount Of
Title Of Each Class Of Securities	Maximum Aggregate	Registration
To Be Registered	Offering Price	Fee(1)(2)
Senior Notes due 2050	$132,000,000	$9,411.60

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”)

(2)	A registration fee of $35,928.50 has already been paid with respect to $378,623,437.50 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-106657 (filed on June 30, 2003), Registration Statement Nos. 333-117010, 333-117070-01 and 333-117070-02 (filed on June 30, 2004 and amended on October 27, 2004), and Registration Statement Nos. 333-132742, 333-132742-01, 333-132742-02 and 333-132742-03) (filed on March 27, 2006), which were not sold under such prior registration statements. Pursuant to Rule 457(p) under the Securities Act, the $35,928.50 previously paid registration fee was carried forward to the Registration Statement on Form S-3ASR (Nos. 333-157649-01, 333-157649-02, 333-157649-03 and 333-157649-04) (the “2009 Registration Statement”) filed on March 3, 2009. The Senior Notes due 2050 are being offered and sold pursuant to the 2009 Registration Statement. Accordingly, the entire filing fee of $9,411.60 is being offset against the filing fee previously paid and carried forward for application in connection with offerings under the 2009 Registration Statement. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the 2009 Registration Statement.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-157649
PROSPECTUS SUPPLEMENT
September 22, 2010
(To Prospectus Dated March 3, 2009)

$132,000,000

7% Senior Notes due 2050

We are offering $132,000,000 principal amount of 7% Senior Notes due 2050 (the “notes”). Interest on the notes will accrue from September 27, 2010 and will be paid quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing on December 30, 2010. The notes will mature on September 30, 2050. We may at our option redeem the notes in whole or in part on or after September 30, 2015 at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to the date of redemption, as described under “Description of Senior Notes — Optional Redemption” on page S-9. The notes will be our unsecured obligations and will rank equally with all of our other unsecured senior indebtedness. The notes will be structurally subordinated to all future and existing obligations of our subsidiaries. The notes will be issued only in registered form in denominations of $25 and integral multiples thereof.

Investing in the notes involves risks that are described in “Risk Factors” beginning on page 4 of the accompanying prospectus and Item 1A “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2009.

	Per Note	Total

Public offering price(1)	100.00%	$132,000,000
Retail underwriting discount	3.15%	$3,083,063
Institutional underwriting discount	2.00%	$682,500
Proceeds, before expenses, to us(1)	97.15%	$128,234,438

(1)	Plus accrued interest, if any, from September 27, 2010, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We intend to apply to list the notes on the New York Stock Exchange and expect trading in the notes to begin within 30 days of September 27, 2010.

We expect that the notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about September 27, 2010.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities

Joint Lead Manager

J.P. Morgan

Co-Managers

Huntington Investment Company	KeyBanc Capital Markets	PNC Capital Markets LLC
Raymond James	RBC Capital Markets	US Bancorp

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in the accompanying prospectus in one or more offerings. You should read both this prospectus supplement and the accompanying prospectus together with additional information described in this prospectus supplement or the accompanying prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus summarize certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of our company and the terms of this offering and the notes, including the merits and risks involved.

We are not making any representation to any purchaser of the notes regarding the legality of an investment in the notes by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

In this prospectus supplement, unless stated otherwise or the context otherwise requires, references to “AFG,” “we,” “us” and “our” refer to American Financial Group, Inc., an insurance holding company incorporated in Ohio, and its subsidiaries.

Prospectus Supplement

Prospectus

About This Prospectus	2
Where You Can Find More Information	3
Risk Factors	4
Special Note Regarding Forward Looking Statements	4
American Financial Group, Inc.	4
The American Financial Capital Trusts	4
Selling Shareholders	5
Use of Proceeds	6
Description of the Securities We May Offer	6
Description of Debt Securities	6
Description of Common Stock	12
Description of Preferred Stock	12
Description of Warrants	14
Description of Depositary Shares	16
Description of the Stock Purchase Contracts and the Stock Purchase Units	19
Description of Units	19
Plan of Distribution	20
Legal Matters	22
Experts	22

AMERICAN FINANCIAL GROUP, INC.

General

American Financial Group, Inc. is a holding company which, through subsidiaries, is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed, indexed and variable annuities and a variety of supplemental insurance products. AFG was incorporated as an Ohio corporation in 1997. Its address is One East Fourth Street, Cincinnati, Ohio 45202; its phone number is (513) 579-2121. SEC filings, news releases, AFG’s Code of Ethics applicable to directors, officers and employees and other information may be accessed free of charge through AFG’s Internet site at: www.afginc.com. Other than the information specifically contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, information on our website is not part of this prospectus supplement or the accompanying prospectus.

Holding Company Structure

As a holding company, our cash flow and our ability to service our debt, including the notes, are dependent upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments by our subsidiaries to us. Payment of dividends by our insurance subsidiaries may require prior regulatory notice or approval. The notes will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims of policyholders, which means that holders of obligations of our subsidiaries have claims on the assets of those subsidiaries that have priority to claims of holders of the notes. Our subsidiaries are distinct legal entities having no obligation to pay any amounts pursuant to the notes or to make funds available to us. The indenture governing the notes does not limit the amount of debt that we or any of our subsidiaries may incur.

Recent Developments

AFG expects to record a $22 million after-tax impairment charge in September 2010 to write-off goodwill related to management’s decision to de-emphasize the sale of supplemental health insurance products through career agents, including the potential sale of a marketing subsidiary. Excluding the goodwill impairment, the impact of any such sale would not be material to AFG’s financial condition or results of operations.

In addition, AFG entered into a third-quarter reinsurance transaction in which it ceded its unearned premium in certain runoff automotive-related lines of business, which will reduce AFG’s third quarter property and casualty insurance net written premiums by approximately $100 million. AFG will also record third-quarter gains in connection with the sale of certain real estate and the termination of a lease by a tenant. The completion of these transactions resulted in after-tax income aggregating approximately $16 million.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act makes sweeping changes to the financial services industry and its regulation. We cannot now predict how those changes might affect us or the holders of the notes, especially since many of the regulations required by the legislation have not yet been promulgated. In particular, we note that the legislation contains an alternative resolution regime for certain failing, systemically important financial companies, which could alter the rights of securities holders of institutions made subject to it. This regime would only be applicable to us if our financial condition materially worsened in the future.

SUMMARY OF THE OFFERING

The following summary highlights information contained elsewhere in this prospectus supplement. You should read this summary in conjunction with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	American Financial Group, Inc.

Securities Offered	$132,000,000 principal amount of 7% Senior Notes due 2050

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

Maturity Date	September 30, 2050

Interest Rate and Payment Dates	7% per annum payable quarterly in arrears on each March 30, June 30, September 30 and December 30 of each year, commencing on December 30, 2010, and at maturity.

Ranking	The notes will be our general unsecured senior obligations and will rank equally in right of payment with our existing and future unsecured and unsubordinated debt. The notes will be structurally subordinated to all future and existing obligations of our subsidiaries.

Optional Redemption	We may at our option redeem the notes, in whole or in part, on or after September 30, 2015 at any time and from time to time, prior to maturity at a price equal to 100% of their principal amount, plus accrued and unpaid interest to the date of redemption, as described on page S-9 under “Description of Senior Notes — Optional Redemption.”

Listing	We intend to apply to list the notes on the New York Stock Exchange under the symbol “AFQ.” We expect trading in the notes to begin within 30 days of September 27, 2010.

Form and Denomination	The notes will be issued in fully registered form in denominations of $25 and integral multiples thereof.

Trustee and Paying Agent	The trustee and paying agent for the notes is U.S. Bank National Association.

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Risk Factors	Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page 4 of the accompanying prospectus and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other documents set forth under “Where You Can Find More Information” in this prospectus supplement.

For a more complete description of the terms of the notes, see “Description of Senior Notes” beginning on S-8 of this prospectus supplement and “Description of Debt Securities” beginning on page 6 of the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov. You may also access these filings free of charge through AFG’s Internet site at www.afginc.com. Other than the information specifically contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, information on American Financial Group’s website is not part of this prospectus supplement or the accompanying prospectus.

AFG’s common stock is listed on the New York Stock Exchange and the Nasdaq Global Select Market under the symbol “AFG.” Reports, proxy statements and other information regarding American Financial Group, Inc. may be read and copied at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and at the offices of Nasdaq located at Financial Industry Regulatory Authority Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

We are “incorporating by reference” into this prospectus supplement certain information that AFG files with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that AFG has previously filed with the Securities and Exchange Commission.

AFG SEC Filings (File No. 1-13653)	Period

Annual Report on Form 10-K	Year Ended December 31, 2009
Quarterly Reports on Form 10-Q	Quarters Ended March 31, 2010 and June 30, 2010
Current Reports on Form 8-K (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01)	Filed on February 10, 2010, March 16, 2010, May 6, 2010, May 17, 2010, August 3, 2010 and August 19, 2010

All documents that AFG files with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus supplement to the completion of the offering of the notes shall also be deemed to be incorporated in this prospectus supplement by reference. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: Karl J. Grafe, Vice President, Assistant General Counsel and Secretary, American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202, (513) 579-2540. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipates,”

“believes,” “expects,” “estimates,” “intends,” “plans,” “seeks,” “could,” “may,” “should,” “will” or the negative version of those words or other comparable terminology.

Factors that could cause our actual results or financial condition to differ from those in the forward-looking statements may accompany the statements themselves, and include those set forth in the section “Risk Factors” on page 4 of the accompanying prospectus and page 15 of our Annual Report on Form 10-K for the year ended December 31, 2009. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus supplement and the accompanying prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We do not undertake any obligation to publicly update or review any forward-looking statement.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, approximately $128 million after underwriting discounts and commissions and estimated offering expenses, for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2010 on an actual basis and as adjusted to give effect to the offering of the notes.

You should read the information in this table together with our unaudited consolidated financial statements and the related notes in our Quarterly Report on Form 10-Q for the period ended June 30, 2010, which is incorporated herein by reference.

	As of June 30, 2010
	Historical	As Adjusted
	(in millions)

Direct obligations of AFG:
7% Senior Notes due September 2050	$—	$132
9 7/8% Senior Notes due June 2019	350	350
7 1/8% Senior Notes due February 2034	115	115
Borrowings under bank credit facility	—	—
Other	3	3

	468	600

Obligations of subsidiaries:
AAG Holding Company (guaranteed by AFG)
7 1/2% Senior Notes due November 2033	112	112
7 1/4% Senior Notes due January 2034	86	86
Other	185	185

	383	383

Total long-term debt	851	983

Shareholders’ equity	4,285	4,285
Noncontrolling interests	146	146

Total equity	4,431	4,431

Total capitalization	$5,282	$5,414

DESCRIPTION OF SENIOR NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of debt securities, including the notes, set forth in the accompanying prospectus. Reference is made to the accompanying prospectus for a summary of certain additional provisions of the notes.

The notes will be issued as a separate series of senior debt securities under an indenture, dated as of November 12, 1997 between American Financial Group, Inc. and U.S. Bank National Association (formerly known as Star Bank, N.A.), as trustee (the “indenture”). We urge you to read the indenture because it, and not the summaries below and in the accompanying prospectus, defines your rights. You may obtain a copy of the indenture from us without charge. See “Where You Can Find More Information” in this prospectus supplement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the accompanying prospectus and the indenture.

General

The notes will be issued in an initial aggregate principal amount of $132,000,000.

The notes will bear interest at the rate of 7% per annum. Interest will accrue from September 27, 2010, or from the most recent interest payment date to which we paid or duly provided for interest. We will pay interest on the notes on March 30, June 30, September 30 and December 30 of each year, beginning December 30, 2010. Interest payments will be made to the persons or entities in whose names the notes are registered at the close of business on March 15, June 15, September 15 and December 15, as the case may be, next preceding the relevant interest payment date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The notes will mature on September 30, 2050.

If any date on which interest is payable on the notes is not a business day, then payment of principal and interest will be made on the next succeeding business day except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on the date the payment was originally payable. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.

The notes will be represented by one or more global notes deposited with or on behalf of The Depository Trust Company (“DTC”), or a nominee thereof. The trustee will initially act as paying agent and registrar for the notes. Except as otherwise provided in the indenture, the notes will be registered in the name of that depositary or its nominee. We will pay principal and interest on the notes to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note. As provided by the indenture, at our option, interest may be paid as the trustee’s corporate office or by check mailed to the registered address of the holder of record. See “Book-Entry System” below and in the accompanying prospectus.

The notes will be issued only in registered form in denominations of $25 and integral multiples thereof.

Our insurance subsidiaries are subject to supervision and regulation by the insurance regulatory authorities in the various jurisdictions in which they conduct business. Regulation is intended for the benefit of policyholders rather than shareholders or holders of debt securities. Insurance regulatory authorities have broad regulatory, supervisory and administrative powers relating to solvency standards, licensing, policy rates and forms and the form and content of financial reports. Regulatory actions may affect our ability to implement our business objectives. Also, as disclosed in our Form 10-K for the year ended December 31, 2009 (Item 1A “Risk Factors — As a holding company, AFG is dependent on the operations of its insurance company subsidiaries to meet its obligations and pay future dividends.”) we are limited in the amount of dividends that our insurance subsidiaries can pay us without regulatory notice or approval.

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. We expect trading of the notes on the New York Stock Exchange to commence within 30 days of September 27, 2010. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes.

Ranking of the Notes

The notes will be senior unsecured obligations of AFG and will rank equal in right of payment to all of our other senior unsecured indebtedness. In addition, we are structured as a holding company and conduct most of our business operations through our subsidiaries. The notes will be effectively subordinated to all existing and future indebtedness and other liabilities and obligations of our subsidiaries, which are distinct legal entities having no obligation to pay any amounts pursuant to the notes or to make funds available.

As of June 30, 2010, after giving effect to the offering of the notes, we would have had an aggregate of $597 million of senior unsecured indebtedness outstanding, no senior secured indebtedness outstanding, and a total of $500 million available under our bank credit facility. We also had approximately $3 million in miscellaneous notes payable outstanding.

As of June 30, 2010, our subsidiaries had approximately $383 million of long-term indebtedness outstanding. Our subsidiaries also have liabilities associated with insurance policies issued by the subsidiaries, reinsurance obligations and other trade payables and expenses.

Limitation on Liens

The indenture provides that, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may, directly or indirectly, use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the indenture are secured prior to, or to the same extent as that debt or other obligation. This restriction does not apply to liens on voting stock existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of such existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The indenture defines “restricted subsidiaries” as (1) Great American Life Insurance Company and Great American Insurance Company; (2) any other present or future subsidiary of AFG, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any person which is a successor, by merger or otherwise, to substantially all the business or properties of any subsidiary referred to or described in clauses (1) or (2).

Optional Redemption

We may, at our option, at any time and from time to time, on or after September 30, 2015, redeem the notes in whole or in part on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the notes. The notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to the date of redemption.

On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate.

Events of Default

In addition to the description of events of default as described in the accompanying prospectus, if an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of the notes will automatically become due and payable, without any action by the trustee or any holder.

Modification

In addition to changes to the indenture listed under “Modification and Waiver — Changes Requiring Your Approval” in the accompanying prospectus, the following changes cannot be made without your approval:

•	change in the redemption price;

•	change in the date prior to which no redemption may be made; or

•	making the principal of, or premium, if any, or interest on the notes payable in anything other than United States dollars.

Book-Entry System

Upon issuance, all notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with or on behalf of DTC, and registered in the name of DTC or a nominee thereof. Purchasers of the notes will hold beneficial interests in the notes only through DTC, or through the accounts that Clearstream Banking, S.A. and Euroclear Bank S.A./N.V. maintain as participants in DTC.

The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the notes in global form.

Same-Day Settlement And Payment

Settlement for the sales of notes under this prospectus supplement will be made by the underwriters in immediately available funds. All payments of principal and interest in respect of the notes will be made by us in immediately available funds.

The notes will trade in DTC’s Same-Day Funds Settlement System until maturity and secondary market trading activity in the notes will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes ranking pari passu with the notes in all material respects, or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes, and so that such further notes may be consolidated and form a single series with the notes offered hereby and have the same terms as to status, redemption or otherwise as the notes offered hereby; provided that such further notes are fungible for U.S. federal income tax purposes with such previously issued notes.

Additional Terms

For additional important information about the notes, see “Description of Debt Securities” in the accompanying prospectus. That information includes:

•	additional information on the terms of the notes;

•	general information on the indenture and trustee;

•	a description of the limitation on consolidation, merger and sale of assets; and

•	a description of events of default under the indenture.

Governing Law

The indenture and the notes offered for sale by this prospectus supplement shall be governed by the laws of the State of New York, without regard to the conflicts of laws rules of such state.

The Trustee

U.S. Bank National Association is acting as trustee under the indenture. U.S. Bank National Association sometimes acts as trustee in connection with obligations issued by us and our subsidiaries and is currently acting as a trustee in connection with certain debt obligations that AFG previously issued. U.S. Bank National Association and its affiliates have, from time to time, performed and in the future may perform various commercial and investment banking services for AFG or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees. U.S. Bank National Association is a lender under our revolving credit facility and its affiliate is acting as one of the underwriters in connection with the offering of the notes.

Listing

We intend to apply to list the notes on the New York Stock Exchange under the symbol “AFQ.” We expect trading in the notes to begin within 30 days of September 27, 2010. The notes are a new issue of securities with no established trading market. We cannot assure you that the notes will be approved for listing. The notes have not been approved for listing as of the date of this prospectus supplement.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”) should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the notes and not the record holder.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a plan should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to other legal restrictions. We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the offered securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable statutory or administrative exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company pooled separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA provides an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan neither receives less, nor pays more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the notes constitutes assets of any plan; or

•	the purchase and holding of the notes by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under applicable law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any plan consult their legal counsel regarding the potential consequences under ERISA and the Code of acquiring the notes and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable statutory or administrative exemption.

Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the prohibited transaction rules of ERISA or the Code and otherwise comply with the fiduciary standards of ERISA.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations that may be relevant to persons considering the purchase of notes. This summary, which does not represent tax advice, is based on the Code, existing and proposed regulations thereunder, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates), possibly on a retroactive basis, or possible differing interpretations. This summary deals only with notes that will be held as capital assets and is only addressed to persons who purchase notes in the initial offering at their “issue price” (the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of initial purchasers, placement agents or wholesalers). It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, retirement plans, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities classified as partnerships or other pass-through entities, persons subject to the alternative minimum tax, certain former citizens or residents of the United States, foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes, or persons that have a “functional currency” other than the U.S. dollar.

Persons considering the purchase of notes should consult their own tax advisors in determining the tax consequences to them of the purchase, ownership and disposition of notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

As used under this heading “Certain United States Federal Income Tax Considerations,” the term “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation that is organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and (B) one or more U.S. persons have the authority to control all of the trust’s substantial decisions or it has a valid election in place to be treated as a U.S. person; or (v) any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business. As used under this heading “Certain United States Federal Income Tax Considerations,” the term “Non-U.S. Holder” means a beneficial owner of a note (other than an entity that is classified as a partnership) that is not a U.S. Holder.

Tax Consequences to U.S. Holders

Payments of Interest

Payments of stated interest on a note will be taxable to a U.S. Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. Holder’s method of tax accounting).

Purchase, Sale, Exchange and Redemption

A U.S. Holder’s tax basis in a note generally will equal the cost of such note to such holder. Upon the sale, exchange or redemption of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption (less any accrued and unpaid interest, which will be taxable as such) and the U.S. Holder’s tax basis in such note. Such gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by a non-corporate holder are generally subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.

3.8% Medicare Tax on “Net Investment Income”

Beginning in 2013, certain U.S. Holders that are individuals, trusts and estates will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their income in respect of the notes. U.S. Holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting and Backup Withholding

Information reporting requirements apply with respect to payments made on the notes and to the proceeds of a sale, exchange, redemption or other disposition of a note paid to U.S. Holders of notes unless an exemption exists. In addition, U.S. Holders who are not exempt will be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers (“TINs”) to the Company or its paying agent and, in certain circumstances, fail to certify, under penalties of perjury, that they have furnished current TINs and have not been notified by the Internal Revenue Service that they are subject to backup withholding for failure to report interest and dividend payments. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is timely furnished to the Internal Revenue Service.

Tax Consequences to Non-U.S. Holders

Subject to the discussion below concerning backup withholding:

•	A Non-U.S. Holder will not be subject to United States federal income or withholding tax with respect to the payment of interest, provided: (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to us through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code, (iv) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder), and (v) the interest is not effectively connected with a U.S. trade or business.

•	A Non-U.S. Holder will generally not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a note unless: (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption and certain other conditions are met.

A Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income that is effectively connected with its U.S. trade or business. A Non-U.S. Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI. Under certain circumstances, effectively connected interest income of a corporate Non-U.S. Holder may be subject to a “branch profits” tax imposed at a 30% rate subject to reduction under an applicable income tax treaty.

United States information reporting requirements and backup withholding tax will not apply to payments on a note if the beneficial owner (i) certifies its Non-U.S. Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN, or satisfies documentary evidence requirements for establishing that it is a Non-U.S. Holder, or (ii) otherwise establishes an exemption.

Information reporting and backup withholding generally will not apply to a payment of the proceeds of a sale of the notes effected outside the U.S. by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of the notes effected outside the U.S. by a foreign office of a broker if the broker (i) is a U.S. person, (ii) derives 50 percent or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (iii) is a “controlled foreign corporation” for U.S. federal income tax purposes, or (iv) is a foreign partnership that, at any time during its taxable year is 50 percent or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption. Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of a note by the U.S. office of a broker, unless the beneficial owner certifies its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption.

The rules regarding withholding, backup withholding and information reporting for Non-U.S. Holders are complex, may vary depending on a holder’s particular situation, and are subject to change. In addition, special rules apply to certain types of Non-U.S. Holders including partnerships, trusts and other entities treated as pass-through entities for United States federal income tax purposes. Non-U.S. Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

UNDERWRITING

We are offering the notes described in this prospectus supplement through a number of underwriters. Banc of America Securities LLC and Wells Fargo Securities, LLC are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, the aggregate principal amount of the notes listed next to its name in the following table.

Principal Amount
Underwriters	Of Senior Notes

Banc of America Securities LLC	$51,480,000
Wells Fargo Securities, LLC	51,480,000
J.P. Morgan Securities LLC	13,200,000
The Huntington Investment Company	2,640,000
KeyBanc Capital Markets Inc.	2,640,000
PNC Capital Markets LLC	2,640,000
Raymond James & Associates, Inc.	2,640,000
RBC Capital Markets Corporation	2,640,000
U.S. Bancorp Investments, Inc.	2,640,000

Total	$132,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have advised us that they propose initially to offer the notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of 0.50% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.30% of the principal amount of the notes to certain other dealers. After the public offering of the notes, the public offering price and other selling terms may change.

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $225,000.

We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. We expect trading of the notes on the New York Stock Exchange to commence within 30 days of September 27, 2010. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes.

In connection with the offering, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the representatives may overallot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The representatives may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

At our request the underwriters have reserved for sale, at the public offering price, up to $5.0 million aggregate principal amount of notes offered hereby for sale to certain of our directors, officers, relatives of directors or officers or trusts for the benefit of any of the foregoing. The aggregate principal amount of notes available for sale to the general public will be reduced to the extent such persons purchase such reserved notes. Any reserved notes which are not so purchased will be offered by the underwriters to the general public on the same terms as the other notes offered hereby.

The underwriters or their affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services, including the provision of credit facilities, for us and our affiliates in the ordinary course of business. In addition, Bank of America, N.A. (an affiliate of Banc of America Securities LLC), serves as administrative agent and a lender under our revolving credit facility. Affiliates of Banc of America Securities LLC, J.P. Morgan Securities Inc., PNC Capital Markets LLC, US Bancorp and Wells Fargo Securities, LLC serve as joint lead arranger, joint book manager and co-managers, and affiliates of each serve as lenders on, our revolving credit facility. U.S. Bank National Association, an affiliate of US Bancorp and a lender on our revolving credit facility, is serving as the trustee under the indenture. These entities have received, and will continue to receive, customary fees for their services in such capacities.

LEGAL MATTERS

Certain legal matters regarding the notes will be passed upon for us by Keating Muething & Klekamp PLL Cincinnati, Ohio and for the underwriters by Sidley Austin llp, New York, New York. In rendering its opinion, Keating Muething & Klekamp PLL will rely upon the opinion of Sidley Austin llp as to matters governed by the laws of the State of New York. Each of Joseph P. Rouse and Paul V. Muething, partners of Keating Muething & Klekamp PLL, serves as trustee of trusts which hold 4,640,501 and 4,595,324 shares, respectively, of AFG Common Stock for the benefit of members of the Lindner family. Each of Mr. Rouse and Mr. Muething has sole voting and dispositive power over the shares as trustee, but has no financial interest in such shares.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited AFG’s consolidated financial statements and schedules, included in AFG’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of AFG’s internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. AFG’s consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated herein by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Prospectus

Debt Securities, Common Stock, Preferred Stock, Warrants,
Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Units

AMERICAN FINANCIAL CAPITAL TRUST II
AMERICAN FINANCIAL CAPITAL TRUST III
AMERICAN FINANCIAL CAPITAL TRUST IV

Preferred Securities
Fully and unconditionally guaranteed, as described in this prospectus, by
American Financial Group, Inc.

We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

American Financial Group’s common stock is listed on the New York Stock Exchange and the Nasdaq Global Select Market under the symbol “AFG.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III, American Financial Capital Trust IV and selling shareholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time securities are offered for sale, we and any selling shareholders will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The registration statement that contains this prospectus (including the exhibits) contains additional important information about American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III, American Financial Capital Trust IV, any selling shareholders and the securities offered under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices referenced below under the following heading.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires:

•	References to “American Financial Group” or “AFG” refer to American Financial Group, Inc. and its consolidated subsidiaries;

•	References to “the trusts” refer to American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV, collectively; and

•	References to “we,” “us” or “our” refer to AFG and the trusts, collectively.

WHERE YOU CAN FIND MORE INFORMATION

American Financial Group is subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which it files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov. You may also access these filings free of charge through AFG’s Internet site at www.afginc.com. Other than the information specifically incorporated by reference in this prospectus, information on American Financial Group’s website is not part of this prospectus.

American Financial Group’s common stock is listed on the New York Stock Exchange and the Nasdaq Global Select Market under the symbol “AFG.” Reports, proxy statements and other information regarding American Financial Group, Inc. may be read and copied at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and at the offices of Nasdaq located at National Association of Securities Dealers, Inc. Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

We are “incorporating by reference” into this prospectus certain information that American Financial Group files with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that AFG has previously filed with the Securities and Exchange Commission.

AFG SEC Filings (File No. 1-13653)	Period

Annual Report on Form 10-K	Year Ended December 31, 2008
Form 8-A Registration Statement	Filed November 25, 1997

All documents that American Financial Group files with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus to the end of the offering of the securities under this document shall also be deemed to be incorporated in this prospectus by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: James C. Kennedy, Vice President, Deputy General Counsel and Secretary, American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202, (513) 579-2538. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

No separate financial statements of the three trusts have been included and none are incorporated by reference in this prospectus. We do not believe that financial statements of the trusts would be useful because the trusts have had no historical operations and will not have any independent function other than to issue securities representing undivided interests in their respective assets and investing the proceeds in AFG debt securities. In addition, all obligations of the trusts are fully and unconditionally guaranteed by AFG.

RISK FACTORS

Investing in our securities involves risk.  Please see the risk factors set forth in Part I, Item 1A in AFG’s Annual Report on Form 10-K for its most recent fiscal year, as updated by its quarterly reports on Form 10-Q and other filings it makes with the SEC, as incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipates”, “believes”, “expects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology.

Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in AFG’s reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Neither AFG nor any trust undertakes any obligation to publicly update or review any forward-looking statement.

AMERICAN FINANCIAL GROUP, INC.

American Financial Group, Inc. is a holding company that, through subsidiaries, is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed, indexed and variable annuities and a variety of supplemental insurance products. AFG was incorporated as an Ohio corporation in 1997. Its address is One East Fourth Street, Cincinnati, Ohio 45202; its phone number is (513) 579-2121. SEC filings, news releases, AFG’s Code of Ethics applicable to directors, officers and employees and other information may be accessed free of charge through AFG’s Internet site at: www.afginc.com . Other than the information specifically incorporated by reference in this prospectus, information on American Financial Group’s website is not part of this prospectus.

THE AMERICAN FINANCIAL CAPITAL TRUSTS

American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV are statutory trusts formed under Delaware law pursuant to three separate declarations of trust executed by AFG, as sponsor, and the trustees (described below) for the trusts and the filing of three separate certificates of trust with the Delaware Secretary of State. Each trust’s declaration will be amended and restated as of the date the securities of such trust are initially issued. The amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

Each trust exists solely to:

•	issue its preferred securities and common securities representing undivided beneficial interests in the assets of that trust;

•	invest the proceeds from the issuance of those securities in AFG’s junior subordinated debt securities; and

•	engage only in incidental activities.

The rights of the holders of each trust’s securities, including economic rights, rights to information and voting rights, will be set forth in the trust’s amended declaration of the trust, the Delaware Statutory Trust Act and the Trust Indenture Act.

AFG will own, directly or indirectly, all of the common securities of each trust, which will have an aggregate liquidation amount equal to 3% of the total capital of each trust. The common securities will generally rank equally in right of payment with the preferred securities, and payments on both will be made pro rata. However, upon an event of default under a trust’s amended declaration, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. AFG will pay all fees and expenses related to the trusts and the offering of each trust’s securities.

AFG, as holder of all of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trusts. The business and affairs of the trusts will be conducted by the trustees, and the duties and obligations of the trustees will be governed by the applicable amended declarations of the trusts.

At least two of the trustees of each trust will be persons who are employees or officers of, or otherwise affiliated with, AFG. These persons are sometimes referred to herein as “regular” trustees. One trustee of each trust will be a financial institution which will be unaffiliated with AFG and will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act under the terms of the applicable amended declaration and as may be further described in a prospectus supplement. The property trustee will hold title to the junior subordinated debt securities for the benefit of the holders of each trust’s securities. In addition, unless the property trustee maintains a principal place of business in the state of Delaware and otherwise meets the requirements of applicable law, one trustee of each trust will be a legal entity having a principal place of business in, or an individual resident of, the state of Delaware.

Unless otherwise indicated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the property trustee and BNY Mellon Trust of Delaware will be the Delaware trustee. The address of the corporate trust office of The Bank of New York Mellon Trust Company, N.A. is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 and for BNY Mellon Trust of Delaware is 100 White Clay Center Drive, Newark, Delaware 19711. The principal place of business of the trusts will be c/o American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio, 45202, telephone number (513) 579-2121. The Bank of New York Mellon is a member of the lending bank group under AFG’s revolving credit facility, and The Bank of New York Mellon and its affiliates have from time to time performed and in the future may perform commercial banking and other services for AFG and its subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

SELLING SHAREHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, AFG expects to use the net proceeds from the sale of any securities offered by it for general corporate purposes, which may include investment in insurance businesses and the repayment of outstanding debt and the debt of AFG subsidiaries. Until the net proceeds are used for these purposes, American Financial Group may deposit them in interest-bearing accounts or invest them in short-term marketable securities. The specific allocations, if any, of the proceeds from the sale of any of the securities will be described in the prospectus supplement relating to the offering of the securities. The proceeds from any sale of preferred securities by any trust will be invested in AFG debt securities. Unless otherwise indicated in a prospectus supplement, neither AFG nor any trust not receive any proceeds from the sale of securities by any selling securityholder.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

American Financial Group may issue, in one or more offerings, any combination of senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units and units. The trusts may issue in one or more offerings, trust preferred securities that will be unconditionally guaranteed by AFG.

This prospectus contains a summary of the general terms of the various securities that American Financial Group may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The prospectus supplement relating to any offering of preferred securities by a trust will contain the terms of the preferred securities and the related junior subordinated debt securities that would be issued by AFG and sold to the trust using the proceeds from the sale of preferred securities. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to American Financial Group or the trusts. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities are governed by documents called “indentures.” An indenture is a contract between American Financial Group and the trustee named in the applicable prospectus supplement, which acts as trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against AFG if AFG defaults. There are some limitations on the extent to which the trustee acts on your behalf, described under “— Remedies If An Event of Default Occurs.” Second, the trustee may perform administrative duties for AFG, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.

The debt securities will be unsecured general obligations of AFG and may include:

•	senior debt securities, to be issued under the senior indenture;

•	subordinated debt securities, to be issued under the subordinated indenture; and

•	junior subordinated debt securities, to be issued under the junior subordinated indenture in conjunction with the issuance of preferred securities of the trusts.

If issued, the junior subordinated debt securities will be purchased by a trust using proceeds from issuances of the preferred securities of such trust. We will include a description of junior subordinated debt securities in a supplement to this prospectus prepared in connection with an offering of securities by a trust.

The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities or subordinated debt securities and will describe the specific terms of the debt securities. The summary in this section and in any prospectus supplement does not describe every aspect of the senior or subordinated indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture and the debt securities. The forms of the senior indenture, subordinated indenture and junior subordinated indenture and the forms of the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

This section summarizes the general terms of the senior and subordinated debt securities (other than the junior debt securities) that AFG may offer. When we refer to the indenture, we mean the senior indenture and the subordinated indenture collectively, unless we indicate otherwise. When we refer to the trustee, we mean the senior trustee and the subordinated trustee collectively, unless we indicate otherwise. When we refer to the debt securities, we mean the senior and subordinated debt securities, unless we indicate otherwise.

If AFG had issued senior debt securities on December 31, 2008, AFG would have had no outstanding debt senior to the senior debt securities, approximately $934.9 million debt outstanding pari passu to the senior debt securities and no debt outstanding junior to the senior debt securities. If AFG had issued subordinated debt securities on December 31 2008, AFG would have had approximately $934.9 million debt outstanding senior to the subordinated or junior subordinated debt securities, no subordinated debt outstanding pari passu to the subordinated debt securities and no junior debt outstanding junior to the subordinated debt securities. AFG is structured as a holding company and conducts most of its business operations through subsidiaries. As of December 31, 2008, AFG’s subsidiaries had approximately $218.8 million in outstanding indebtedness guaranteed by AFG. Any debt securities issued would be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of AFG’s subsidiaries.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

•	the dates on which interest on the debt securities will be payable and the regular record dates for those interest payment dates;

•	the place or places where the principal and premium, if any, and interest, if any, shall be payable, where the debt securities may be surrendered for transfer or exchange, and where notices and demands may be served;

•	the date, if any, after which and the price or prices at which the debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the holder’s option;

•	the denomination in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any addition to, or modification or deletion of, any events of default or covenants with respect to the securities;

•	any provision relating to the defeasance of AFG’s obligations in connection with the debt securities;

•	any provision regarding exchangeability or conversion of the debt securities into AFG common stock or other securities;

•	whether any debt securities will be issued in the form of a global security, and, if different than described below under “Book-Entry Securities,” any circumstances under which a global security may be exchanged for debt securities registered in the names of persons other than the depositary for the global security or its nominee;

•	the subordination provisions applicable to the subordinated debt securities; and

•	any other material terms of the debt securities.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by Ohio law.

Events Of Default

You will have special rights if an “event of default” occurs, with respect to any series of debt securities, and is not cured, as described later in this subsection. Under the indenture, the term “event of default” means any of the following:

•	AFG does not pay interest on a debt security within 30 days of its due date;

•	AFG does not pay the principal or any premium on a debt security on its due date;

•	AFG remains in breach of any covenant or warranty described in the indenture for 60 days after AFG receives a notice stating it is in breach, which notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities;

•	AFG fails to pay an amount of debt as defined in any mortgage, indenture, security agreement or other instrument totaling more than $10,000,000 in principal amount, AFG’s obligation to repay is accelerated by its lenders, and this payment obligation remains accelerated for 10 days after AFG receives notice of default as described in the previous paragraph;

•	AFG becomes subject to one or more final, non-appealable judgments, orders or decrees requiring payments of more than $10,000,000 and such judgments, orders or decrees remain unsatisfied for 60 days during which a stay of enforcement has not been in effect after AFG receives notice as described two paragraphs above; or

•	certain events of bankruptcy, insolvency or reorganization of AFG.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured (if a cure period is provided for), the trustee or the direct holders of 25% in principal amount of the outstanding debt securities may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

Except in cases of default, whereby a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from costs, expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action in its own name as trustee because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Modification

There are three types of changes AFG can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indentures or your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	impair your right to sue for payment;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote

The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Consolidation, Merger And Sale Of Assets

AFG may consolidate or merge with or into another entity, and AFG may sell or lease substantially all of AFG’s assets to another corporation if the following conditions, among others, are met:

•	where AFG merges out of existence or sells or leases substantially all its assets, the other entity must be a corporation, partnership or trust organized under the laws of a state or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.

Form, Exchange, Registration And Transfer

Generally, AFG will issue debt securities only in registered global form. See “Book-Entry Securities” below. However, if specified in the prospectus supplement, AFG may issue certificated securities in definitive form.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as AFG’s agent for registering debt securities in the names of holders and transferring debt securities. AFG may appoint another entity or perform this role itself. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and AFG redeems less than all of the debt securities of a particular series, AFG may block the transfer or exchange of those debt securities during the period beginning 15 days before the day AFG mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. AFG may also refuse to register transfers or exchanges of debt securities selected for redemption, except that AFG will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Book-Entry Securities

The debt securities will be represented by one or more global securities. Unless otherwise indicated in the prospectus supplement, the global security representing the debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, or other successor depository AFG appoints, and registered in the name of the depository or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depository for the securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s nominee).

DTC has informed AFG as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations, and certain other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority.

•	Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•	Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the mortgage indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the mortgage indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the mortgage indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee

U.S. Bank, N.A. acts as trustee under each of the senior debt indenture and the subordinated debt indenture. U.S. Bank, N.A., sometimes acts as trustee in connection with obligations issued by us and our subsidiaries and is currently acting as a trustee in connection with certain debt obligations that AFG previously issued. U.S. Bank, N.A. and its affiliates have, from time to time, performed and in the future may perform various commercial banking services for AFG or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that AFG may offer. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and recent market prices, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of AFG’s Amended and Restated Articles of Incorporation and Code of Regulations and to the provisions of the Ohio Revised Code.

The total number of authorized shares of common stock is 200,000,000. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock have the right to cumulate their votes in the election of directors but are not entitled to any preemptive rights.

Subject to restrictions under agreements related to AFG’s indebtedness and to preferences that may be granted to holders of preferred stock, holders of common stock are entitled to the share of such dividends as AFG’s board of directors, in its discretion, may validly declare from funds legally available. In the event of liquidation, each outstanding share of common stock entitles its holder to participate ratably in the assets remaining after the payment of liabilities and any preferred stock liquidation preferences.

As of February 1, 2009, AFG had 115,623,410 shares of common stock outstanding and eligible to vote, which does not include 14.9 million shares held by AFG’s subsidiaries. Under Ohio law, shares held by subsidiaries are not entitled to vote at meetings of shareholders or by written consent. Shares of common stock carry no conversion or subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and nonassessable.

The AFG common stock is listed on the New York Stock Exchange and Nasdaq Global Select Market and trade under the symbol “AFG.” AFG’s registrar and transfer agent is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of the preferred stock that AFG may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that AFG offers, which AFG will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of AFG’s Amended and Restated Articles of Incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

AFG’s board of directors is authorized to issue up to 12,500,000 shares of voting preferred stock and up to 12,500,000 shares of non-voting preferred stock. As of the date of this prospectus, AFG has not issued any shares of preferred stock. AFG’s board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

•	the number of shares;

•	the designation, powers, preferences and rights of the shares; and

•	the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

Before issuing any series of preferred stock, AFG’s board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the articles of incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. AFG’s board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to AFG’s officers, directors and employees and its subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of AFG.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of AFG’s stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by AFG’s board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on AFG’s books. Dividends on any series of preferred stock may be cumulative or noncumulative.

AFG may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

Similarly, AFG may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of AFG common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at AFG’s option or at the option of the holders, or may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that AFG’s board of directors decides is equitable.

Unless AFG defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon AFG’s voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of AFG’s available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from AFG after they have received their full liquidation preference.

Voting Rights

If AFG issues voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to AFG’s shareholders. If AFG issues non-voting preferred stock, holders of preferred stock will have no voting rights, except as required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

DESCRIPTION OF WARRANTS

AFG may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. AFG may issue warrants independently or together with other securities that may be attached to or separate from the warrants. AFG will issue each series of warrants under a separate warrant agreement that will be entered into between AFG and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as AFG’s agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants AFG may offer. AFG will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

Common Stock Warrants

The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:

•	the title of such warrants;

•	the offering price of such warrants, which AFG may distribute proportionately free of charge to AFG’s shareholders (in the applicable prospectus supplement, AFG may refer to warrants distributed proportionately free of charge to AFG’s shareholders as rights to purchase AFG common stock and any securities not taken by AFG’s shareholders may be reoffered to the public);

•	the aggregate number of such warrants;

•	the designation and terms of the common stock issued by AFG purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock issued by AFG purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants; and

•	the antidilution provisions of the warrants, if any.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that AFG may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Depositary Shares

AFG may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that AFG issues and deposits with a depositary. The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.

AFG will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between AFG and a bank or trust company, which AFG will select as its preferred stock depositary. AFG will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that AFG delivers to the depositary and which AFG is required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with AFG’s approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by AFG on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then AFG will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds it received from AFG for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever AFG redeems shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided AFG has paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that AFG deposits with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to AFG after a period of two years from the date AFG deposits the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver AFG’s voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. AFG agrees to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.

Amendment and Termination of the Deposit Agreement

AFG may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding. AFG will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with AFG’s liquidation, dissolution or winding-up. AFG may also terminate the deposit agreement at any time AFG wishes with at least 60 days prior written notice to the depositary. If AFG does so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

AFG will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. AFG will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.

Limitations on AFG’s Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits AFG’s obligations and the obligations of the depositary. It also limits AFG’s liability and the liability of the depositary as follows:

•	AFG and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and

•	AFG and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide AFG with satisfactory indemnity.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying AFG of its election to do so. In addition, AFG may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, AFG will appoint a successor depositary.

Reports to Holders

AFG will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
AND THE STOCK PURCHASE UNITS

AFG may issue stock purchase contracts, representing contracts obligating holders to purchase from AFG, and obligating AFG to sell to the holders, a specified number of shares of AFG common stock at a future date or dates. The price per share and the number of shares of AFG common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either:

•	senior debt securities or subordinated debt securities;

•	shares of preferred stock;

•	preferred securities of a trust; or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require AFG to make periodic payments to the holders thereof or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, AFG may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

DESCRIPTION OF UNITS

AFG may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

AFG, each of the trusts and/or the selling shareholders may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, AFG, the trusts or the selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and any applicable prospectus supplement, sell securities covered by this prospectus and any applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. AFG, the trusts and the selling shareholders may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement.

Any applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers, agents or guarantors and the amounts of securities underwritten or purchased by each of them, if any;

•	any material relationship with the underwriter and the nature of such relationship, if any;

•	the public offering price or purchase price of the securities and the proceeds to AFG, the trusts and/or the selling shareholders and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any;

•	any securities exchanges on which the securities may be listed, if any; and

•	the manner in which results of the distribution are to be made public, and when appropriate, the manner for refunding any excess amount paid (including whether interest will be paid).

Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling shareholders may offer their ordinary shares in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the ordinary shares offered pursuant to a prospectus supplement or otherwise remain unsold, the selling shareholder may offer those ordinary shares on different terms pursuant to another prospectus supplement, provided that, subject to Rule 462(b) under the Securities Act, no selling shareholder may offer or sell more ordinary shares in the aggregate than are indicated in the table set forth under the caption “Selling Shareholders” pursuant to any such prospectus supplements. Sales by the selling shareholders may not require the provision of a prospectus supplement.

Each of the selling shareholders may offer its ordinary shares at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for ordinary shares; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling shareholders also may resell all or a portion of its ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

AFG, the trusts and/or the selling shareholders may sell the securities through agents from time to time. If required by applicable law, any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions AFG, the trusts and/or the selling shareholders pay to them. Generally, unless otherwise indicated in any applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

AFG and the trusts and/or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from AFG, the trusts and/or the selling shareholders at the public offering price set forth in any applicable prospectus supplement or other prices pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in any applicable prospectus supplement, and any applicable prospectus supplement will set forth any commissions AFG, the trusts and/or the selling shareholders pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for AFG or the trusts. Any remarketing firm will be identified and the terms of its agreements, if any, with AFG or the trusts, and its compensation will be described in any applicable prospectus supplement.

AFG may sell equity securities in an offering “at the market,” as defined in Rule 415 under the Securities Act of 1933. A post-effective amendment to this Registration Statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by AFG, the trusts and/or the selling shareholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for AFG, the trusts and/or the selling shareholders in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby other than the preferred securities will be passed upon for AFG and each trust by Keating Muething & Klekamp PLL, Cincinnati, Ohio. Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon for the trusts by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited AFG’s consolidated financial statements and schedules, and the effectiveness of AFG’s internal control over financial reporting as of December 31, 2008, included in AFG’s Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in its reports thereon, which are incorporated by reference in this prospectus and elsewhere in the registration statement. AFG’s consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated herein by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$132,000,000

7% Senior Notes due 2050

PROSPECTUS SUPPLEMENT
September 22, 2010

Joint Book-Running Managers

BofA Merrill Lynch

Wells Fargo Securities

Joint Lead Manager

J.P. Morgan

Co-Managers

Huntington Investment Company
KeyBanc Capital Markets
PNC Capital Markets LLC
Raymond James
RBC Capital Markets
US Bancorp